                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              LSB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS OF
                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292

To the Shareholders of LSB Bancshares, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of LSB Bancshares, Inc. ("Bancshares"), called under authority of Article 2, Section 2, of the Bylaws of Bancshares, will be held at Bancshares' headquarters, located at One LSB Plaza, 5th Floor, Lexington, North Carolina, 27292, on Wednesday, April 17, 2002 at 10:00 a.m. Shareholders of record at the close of business on March 4, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof. Following the Annual Meeting, shareholders of record are cordially invited to a luncheon at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, at 12:30 p.m.

         The purposes of the meeting are to consider and act upon the following proposals:

                -       To elect five members of the Board of Directors;

                - To ratify the appointment of Turlington and Company, L.L.P., to conduct the independent audit for 2002; and

                - To consider such other business as may properly come before the meeting.

         We urge you to attend this meeting. It is extremely important that your shares be represented regardless of the number you own. Whether or not you expect to be present at the meeting, please sign and return your proxy to Bancshares in the enclosed envelope at your earliest convenience. Unless you indicate to the contrary, your proxy will be cast FOR the nominees for director named in the accompanying Proxy Statement and FOR the ratification of the appointment of Turlington and Company, L.L.P. to conduct the independent audit for 2002, each as described in more detail in the accompanying Proxy Statement. In the event that you attend the meeting in person, you may revoke your proxy and vote your shares in person.

         This 19th day of March, 2002.

                                                  Yours very truly,


                                                  Robert F. Lowe
                                                  Chairman, President and
                                                  Chief Executive Officer

                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292

                                 PROXY STATEMENT

         The accompanying proxy is solicited by and on behalf of the Board of Directors of LSB Bancshares, Inc. ("Bancshares") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, April 17, 2002 at 10:00 a.m. at Bancshares' headquarters, located at One LSB Plaza, 5th Floor, Lexington, North Carolina, 27292, and at any adjournment thereof. Following the Annual Meeting, shareholders of record are cordially invited to a luncheon at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, at 12:30 p.m. The entire cost of this proxy solicitation will be borne by Bancshares. In addition, personal solicitation may be conducted by directors, officers and employees of Bancshares and its subsidiary, Lexington State Bank (the "Bank"). This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about March 19, 2002.

         The shares of Bancshares common stock (the "Common Stock") represented by the accompanying proxy card will be voted at the meeting if the proxy card is properly signed, dated and received by Bancshares prior to the time of the meeting. Where a choice is specified on the proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR the nominees for director named herein and FOR the ratification of the appointment of Turlington and Company, L.L.P. to conduct the independent audit for 2002. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by delivering a written revocation or an executed proxy bearing a later date to the Secretary of Bancshares or by attending and voting in person at the meeting. If a shareholder is a participant in the Dividend Reinvestment Stock Purchase Plan, the proxy represents the number of shares of Common Stock in the shareholder's dividend reinvestment account as well as shares held of record directly by the shareholder.

                                VOTING PROCEDURES

         Shareholders of record at the close of business on March 4, 2002 will be entitled to vote at the Annual Meeting. At the close of business on March 4, 2002, 8,441,846 shares of Common Stock were outstanding and entitled to vote. There is no other class of voting stock outstanding. On all matters properly brought before the meeting, shareholders are entitled to one vote for each share held.

         The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals).

         The laws of North Carolina, under which Bancshares is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. The proposal to ratify the appointment of Turlington and Company, L.L.P. to conduct the independent audit of Bancshares for 2002 will be approved if the number of votes cast "for" such proposal exceeds the number of votes cast "against" such proposal. Abstentions and broker non-votes that are not voted on a particular proposal will not be counted as votes for or against such proposals.

PROPOSAL 1: ELECTION OF DIRECTORS

         The Bylaws of Bancshares provide for a classified Board of Directors consisting of not less than nine and not more than 24 directors, the number to be determined by resolution of a majority of the Board of Directors or by resolution of the shareholders at any meeting thereof. The Board of Directors has set the number of directors at 14. The persons nominated by the Board of Directors to serve as directors for a three-year term expiring at the 2005 Annual Meeting, as set forth below, were elected as directors at the 1999 Annual Meeting.

         The persons named as proxies in the accompanying proxy card intend to vote in favor of the nominees named below. Such nominees have consented to serve as directors of Bancshares if elected. If, at the time of the meeting, any of such nominees are unable or unwilling to serve, the discretionary authority provided in the accompanying proxy card will be exercised to vote for such other person or persons for the office of director as may be nominated by the Board of Directors. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

         Additional information about each of the nominees and the continuing directors is provided below. The number of years of service on the Board of Directors indicated in the following table includes service on the Board of Directors of the Bank prior to the incorporation of Bancshares.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AS A
                DIRECTOR TO SERVE UNTIL THE 2005 ANNUAL MEETING

                       NOMINEES FOR ELECTION AS A DIRECTOR
                     TO SERVE UNTIL THE 2005 ANNUAL MEETING

                                    DIRECTOR                        PRINCIPAL OCCUPATION
    NAME AND AGE                     SINCE                          FOR PAST FIVE YEARS
    ------------                     -----                          --------------------
Leonard H. Beck (66)                  1995        President, Green Printing Company

Marvin D. Gentry (66)                 1997        Retired; former President and CEO of The New Fortis Corporation, a wholly-owned subsidiary of K. Hovnanian Enterprises

Samuel R. Harris (60)                 1990        Physician, The Women's Center of Lexington

David A. Smith (64)                   1990        Owner, Red Acres Dairy Farm

Burr W. Sullivan (55)                 1987        President, Dorsett Printing and Lithograph Corporation

                               INCUMBENT DIRECTORS
                      SERVING UNTIL THE 2003 ANNUAL MEETING


                                    DIRECTOR                        PRINCIPAL OCCUPATION
    NAME AND AGE                     SINCE                          FOR PAST FIVE YEARS
    ------------                     -----                          --------------------
Sue H. Hunter (66)                    1999        President and Co-owner of Thomasville Emporium; Vice President of Side Street Cafe; former Davidson County Commissioner and
                                                  Vice Chairperson; Member, City Council, Thomasville, North
                                                  Carolina

Robert F. Lowe (59)                   1983        Chairman, President and CEO of Bancshares, the Bank and Peoples
                                                  Finance Company of Lexington, Inc., a subsidiary of the Bank;
                                                  President and a director of LSB Investment Services, Inc., a subsidiary of the Bank

Roberts E. Timberlake (65)            1979        Artist/Designer; Chairman, President and CEO of Bob Timberlake,
                                                  Inc.

Lloyd G. Walter, Jr. (67)             1997        Architect; sole proprietor d/b/a LGW Consulting; former CEO and
                                                  Principal of Walter, Robbs, Callahan & Pierce Architects, P.C.

Julius S. Young, Jr. (54)             1988        President, Jay Young Management, Inc., (asset management)


                               INCUMBENT DIRECTORS
                      SERVING UNTIL THE 2004 ANNUAL MEETING


                                    DIRECTOR                        PRINCIPAL OCCUPATION
    NAME AND AGE                     SINCE                          FOR PAST FIVE YEARS
    ------------                     -----                          --------------------
Michael S. Albert (47)                1995        President, CEO and Director of Billings Freight Systems, Inc.;
                                                  Treasurer of Cargo Carriers, Inc.; Vice President of Metro Motor
                                                  Express, Inc.

Peggy B. Barnhardt (68)               1995        Retired since 1996; formerly Deputy Superintendent, Davidson
                                                  County Schools

Walter A. Hill, Sr. (62)              1983        President, Hill Oil Company, Inc.; Vice President and Secretary,
                                                  NorthCo, Inc. (construction development)

Robert B. Smith, Jr. (63)             1969        Attorney, Smith and Gamblin PLLC


                     MANAGEMENT'S OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning the beneficial ownership of Common Stock by each director, nominee for director and each executive officer named under the heading "Executive Compensation" herein, and by all directors and executive officers as a group as of March 4, 2002. Management is aware of no person who beneficially owns more than five percent of the outstanding shares of Common Stock. According to rules promulgated by the Securities and Exchange Commission (the "SEC"), a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise.

                              AMOUNT AND NATURE OF
                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                                          Shares Held in                 Shared Voting              % of
                                               Trust                          and                   Total
  Name of Beneficial                        Under the          60 day      Investment               Voting
         Owner            Sole Shares      Deferred Plan      Options(1)     Power       Total      Shares
         -----            -----------      -------------      ----------     -----       -----      ------

Michael S. Albert            2,604             3,642            3,125        8,006       17,377       0.21%

Peggy B. Barnhardt           2,977             1,793            3,125            0        7,895       0.09%

Leonard H. Beck              8,981                 0            3,125            0       12,106       0.14%

Marvin D. Gentry             8,202             2,520            2,500       11,266       24,488       0.29%

Samuel R. Harris             3,213             5,626            3,125            0       11,964       0.14%

Walter A. Hill, Sr.         12,009             7,135            3,125       10,542       32,811       0.39%

Sue H. Hunter                  383             2,004            1,875          460        4,722       0.06%

Robert F. Lowe              35,778             5,616          112,621       40,179      194,194       2.30%

David A. Smith              15,123             4,107            3,125            0       22,355       0.26%

Robert B. Smith, Jr.        20,184             7,135            3,125            0       30,444       0.36%

Burr W. Sullivan             5,085             5,616            3,125        3,968       17,794       0.21%

Roberts E. Timberlake        9,753             5,616            3,125       19,892(2)    38,386       0.45%

Lloyd G. Walter, Jr.         7,741             2,520            2,500            0       12,761       0.15%

Julius S. Young, Jr.        31,436             6,602            3,125            0       41,163       0.49%

Monty J. Oliver             20,251                 0           39,748           75       60,074       0.71%

H. Franklin Sherron, Jr.    21,722                 0           48,498       15,578       85,798       1.02%

All directors and
executive officers as
a group (16 persons)       205,442            59,932          238,992      109,966      614,332       7.28%


--------------
(1) "60 Day Options" means shares underlying options exercisable within 60 days of the record date.
(2) Includes: (a) 6,352 shares held by the Bank as trustee of certain trusts for the benefit of Mr. Timberlake's wife, over which Mr. Timberlake shares investment power but has no voting power and (b) 12,253 shares held in trusts for Mr. Timberlake's benefit, over which Mr. Timberlake shares investment power with the Bank as trustee and over which the Bank has exclusive voting power.

                              CORPORATE GOVERNANCE

         The Board of Directors of Bancshares has standing Executive, Stock Option and Compensation, and Audit Committees. There are no other committees of the Board of Directors of Bancshares. The entire Board of Directors of Bancshares nominates persons to serve as directors.

         The Executive Committee of Bancshares reviews various strategic matters and submits proposals or recommendations to Bancshares' Board of Directors. The Executive Committee is empowered to act and does act for Bancshares' Board of Directors on strategic matters. The Executive Committee is comprised of Messrs. Robert F. Lowe, Michael S. Albert, David A. Smith, Robert B. Smith, Jr., Burr W. Sullivan and Julius S. Young, Jr. The Executive Committee did not meet during 2001.

         The Stock Option and Compensation Committee administers the 1986 Employee Incentive Stock Option Plan, the 1996 Omnibus Stock Incentive Plan and the Annual Incentive Plan (the "Incentive Plan") and the Old North State Bank 1990 Incentive Stock Option Plan and the Piedmont Bancshares Corporation Stock Option Plan, both of which were assumed by Bancshares in connection with its acquisition of Old North State Bank. The Stock Option and Compensation Committee selects employees for participation in such plans and determines the timing, pricing and amount of stock options granted and the amount of incentive compensation earned pursuant to the plans within the terms of the plans. The Stock Option and Compensation Committee is also responsible for administering the 1994 Director Stock Option Plan and the LSB Bancshares, Inc. Amended and Restated Deferred Compensation Plan for Directors. The Stock Option and Compensation Committee is comprised of Messrs. Michael S. Albert, Robert B. Smith, Jr., Burr W. Sullivan, Lloyd G. Walter, Jr. and Julius S. Young, Jr. The Stock Option and Compensation Committee met three times during 2001.

         Bancshares' Audit Committee reviews and approves various audit functions and is responsible for reviewing and considering the work of the Bank's independent accountants and internal auditing department as well as separate examinations of the Bank by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Bancshares' Audit Committee is comprised of Messrs. Michael S. Albert, Marvin D. Gentry, Walter A. Hill, Sr., Robert B. Smith, Jr., Burr W. Sullivan, and Julius S. Young, Jr. Bancshares' Audit Committee met four times during 2001. The Board of Directors and the Audit Committee have adopted a written charter for the Audit Committee, a copy of which was included in the Company's Proxy Statement for its 2001 Annual Meeting, which was filed with the Securities and Exchange Commission on March 21, 2001. Each of the members of the Audit Committee meets the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

         The Board of Directors of the Bank has a standing Executive Committee. The Executive Committee of the Bank reviews various strategic matters and submits proposals and recommendations to the Bank's Board of Directors. The Executive Committee is empowered to and does act for the Bank's Board of Directors on strategic matters. The Bank's Executive Committee is comprised of Messrs. Michael S. Albert, Robert F. Lowe, David A. Smith, Robert B. Smith, Jr., Burr W. Sullivan and Julius S. Young, Jr. The Bank's Executive Committee met 25 times in 2001.

         During 2001, the Board of Directors of Bancshares met 13 times and the Board of Directors of the Bank met 13 times. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors of Bancshares and the Bank (held during the period for which each person was a director) and the total number of meetings held by all committees of the Boards on which such directors served throughout 2001.

         Shareholders entitled to vote in the election of directors may nominate candidates for consideration by the Board of Directors of Bancshares. Pursuant to the Bylaws of Bancshares, notice of nominations made by shareholders with respect to the 2003 Annual Meeting must be received in writing by the Secretary of Bancshares no earlier than January 3, 2003 and no later than January 28, 2003 and must set forth (i) the name, age, business address and, if known, residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the nominee's qualifications to serve as a director, (iv) the number of shares of Common Stock beneficially owned by the nominee, (v) a representation that the nominee has consented to his name being placed in nomination, (vi) the name and record address of the shareholder making the nomination, (vii) the number of shares of Common Stock owned of record and beneficially by such shareholder, and (viii) any material interest of such shareholder in the proposed nomination.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation awarded, paid to or earned by the executive officers of Bancshares during each of the years ended December 31, 2001, December 31, 2000 and December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL             LONG-TERM
                                                     COMPENSATION        COMPENSATION
                                                  ------------------     ------------
                                                                            AWARDS
                                                                            ------
                                                                          SECURITIES
                 NAME AND                                                 UNDERLYING          ALL OTHER
            PRINCIPAL POSITION          YEAR      SALARY       BONUS       OPTIONS         COMPENSATION(1)
            ------------------          ----      ------       -----       -------         ---------------
       Robert F. Lowe                   2001      $265,000    $15,841       10,000              $156,031
       President and CEO                2000       250,000          0       10,000               109,061
                                        1999       225,000     85,012       10,000                88,774

       Monty J. Oliver                  2001       162,000     11,627        5,000                65,123
       Secretary and Treasurer          2000       150,000      9,148        5,000                49,355
                                        1999       140,000     32,298        5,000                45,034

       H. Franklin Sherron, Jr.         2001       155,000      9,318        5,000                16,218
       Vice President                   2000       142,000      8,793        5,000                14,256
                                        1999       130,000     49,006        5,000                10,941

------------------------------
(1) Compensation set forth in this column represents (i) amounts contributed by the Bank for the account of the executive officers under the Lexington State Bank Employees' Savings Plus Plan for each of 2001, 2000, and 1999 as follows: Mr. Lowe, $5,249, $5,100 and $4,800; Mr. Oliver, $5,134, $5,093,
     and $4,214; and Mr. Sherron, $4,913, $5,250, and $4,493; and (ii) life insurance premiums paid by Bancshares for each of 2001, 2000 and 1999 as follows: Mr. Lowe, $150,782, $103,961, and $83,974; Mr. Oliver, $59,989,
     $44,262, and $40,820; and Mr. Sherron, $11,305, $9,006 and $6,448.

     The following table sets forth certain information regarding the stock options granted to the executive officers of Bancshares in 2001. Bancshares has no outstanding stock appreciation rights ("SARs") and granted no SARs during 2001. In addition, in accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annually compounded Common Stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                   INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                ---------------------------------------------------       VALUE AT ASSUMED
                                 NUMBER OF   PERCENT OF                                 ANNUAL RATES OF STOCK
                                SECURITIES  TOTAL OPTIONS                                 PRICE APPRECIATION
                                UNDERLYING   GRANTED TO     EXERCISE OR                   FOR OPTION TERM(2)
                                 OPTIONS    EMPLOYEES IN    BASE PRICE   EXPIRATION     ----------------------
             NAME                GRANTED    FISCAL YEAR      PER SHARE     DATE(1)         5%            10%
             ----               ----------  -------------   -----------  ----------     -------       --------
Robert F. Lowe................    10,000          14.8%       $13.55      5/21/11       $85,215       $215,952
Monty J. Oliver...............     5,000           7.4         13.55      5/21/11        42,607        107,976
H. Franklin Sherron, Jr.......     5,000           7.4         13.55      5/21/11        42,607        107,976

-------------------------
(1) Options become exercisable in installments of 20% on each anniversary date following the date of grant, and thereafter may be exercised in whole or in part at any time prior to the expiration date.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our Common Stock to date.

         The following table sets forth certain information regarding stock options exercised during 2001 by the executive officers of Bancshares, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares of Common Stock subject to exercisable and unexercisable stock options as of December 31, 2001. The table also sets forth the values for "in-the-money" options based on the positive spread between the exercise price of such stock options and the closing sale price of a share of Bancshares Common Stock on the Nasdaq National Market on December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF                     VALUE OF
                                                             SECURITIES UNDERLYING             UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES                     AT FISCAL YEAR-END           AT FISCAL YEAR-END(2)
                                  ACQUIRED      VALUE      -------------------------    ---------------------------
          NAME                  ON EXERCISE  REALIZED(1)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----                  -----------  -----------   -----------  -------------   -----------   -------------
Robert F. Lowe..................       0             0       112,621        30,500        198,896           0
Monty J. Oliver.................   2,400        13,996        39,748        15,250         43,919           0
H. Franklin Sherron, Jr.........       0             0        48,498        15,250         79,557           0

-------------------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our Common Stock at the time of such sale, federal and state income taxes and other expenses of option exercises and sales of stock.
(2) Based on the fair market value of our Common Stock as of December 31, 2001 of $12.85 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

                                  PENSION PLAN

         The Bank's Employees' Pension Plan is a non-contributory plan that covers all employees who work at least 1,000 hours annually, are at least 21 years old and have completed one year of service. The plan is a defined benefit plan, providing for benefits equal to 0.8% of final average monthly compensation, multiplied by years of credited service not to exceed 40 years, plus 0.65% of final average monthly compensation in excess of the social security compensation amount, multiplied by years of credited service not to exceed 35 years. Final average compensation is the average of the five highest consecutive calendar years of compensation paid during the ten calendar years preceding retirement. The compensation covered by the plan consists of total compensation paid excluding reimbursement of expenses. A participant's accrued benefit is fully vested and non-forfeitable upon reaching age 65. If a participant terminates employment for any reason other than death, disability or retirement, the participant's accrued benefits will vest after five years of service. Benefits can be paid in a lump sum only if the distribution is $10,000 or less. Distributions over $10,000 must be paid in monthly payments. Benefits are also provided for early retirement, deferred retirement, disability retirement and death.

         The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the plan.

                               PENSION PLAN TABLE

                       ESTIMATED YEARS OF CREDITED SERVICE
                    ANNUAL BENEFIT PAYABLE ON RETIREMENT(1)

          FINAL AVERAGE                                    YEARS OF SERVICE
          COMPENSATION           15              20             25              30             35
          -------------          --              --             --              --             --
            $225,000           $33,100         $44,200        $55,200         $66,300        $77,300
             200,000            33,100          44,200         55,200          66,300         77,300
             175,000            33,100          44,200         55,200          66,300         77,300
             150,000            28,800          38,400         48,000          57,600         67,200
             125,000            23,300          31,100         38,900          46,700         54,500
             100,000            17,900          23,900         29,800          35,800         41,800
              75,000            12,500          16,600         20,800          24,900         29,100
              50,000             7,000           9,400         11,700          14,100         16,400

------------------------
(1) Some of the amounts shown exceed the limits imposed by federal law for qualified plans.

         Benefits payable as shown in the table are computed on a straight-life annuity basis. Such amounts are not subject to deduction for social security benefits or other amounts received by participants. Years of credited service for the persons named in the summary compensation table above are as follows:
Mr. Lowe (31); Mr. Oliver (23); and Mr. Sherron (11).

                             STOCK PERFORMANCE GRAPH

     The following graph and table compare, for the five-year period ended December 31, 2001, the cumulative return to shareholders of Bancshares with the Standard & Poor's 500 Stock Index and an index consisting of 500 major regional banks, assuming investment of $100 at the beginning of the period and the reinvestment of dividends.

                          TOTAL RETURN TO SHAREHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)

                                         -------------------------------------------------------------------------
                                                                  ANNUAL RETURN PERCENTAGE
                                                                        Years Ending
------------------------------------------------------------------------------------------------------------------
Company/Index                               Dec 1997        Dec 1998       Dec 1999        Dec 2000       Dec 2001
------------------------------------------------------------------------------------------------------------------
LSB BANCSHARES INC/NC                         36.11           -5.42        -15.59           -26.07         20.61
S&P 500 INDEX                                 33.38           28.58         21.04            -9.10        -11.89
BANKS (MAJOR REGIONAL) - 500                  50.37           10.49        -14.20            28.03         -6.78
------------------------------------------------------------------------------------------------------------------


                                         -------------------------------------------------------------------------
                                           Base                             INDEXED RETURNS
                                          Period                             Years Ending
------------------------------------------------------------------------------------------------------------------
Company/Index                              Dec 96     Dec 97       Dec 98       Dec 99        Dec 00      Dec 01
------------------------------------------------------------------------------------------------------------------
LSB BANCSHARES INC/NC                       100       136.11       128.73       108.66         80.33       96.69
S&P 500 INDEX                               100       133.36       171.48       207.56        188.63      166.24
BANKS (MAJOR REGIONAL) - 500                100       150.37       166.13       142.55        182.50      170.14
------------------------------------------------------------------------------------------------------------------

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                            COMPENSATION OF DIRECTORS

         Each member of the Board of Directors of Bancshares receives a fee of $300 for each Board meeting attended, plus a retainer for services of $1,000 per quarter (collectively the "Compensation"). The Compensation is paid to the director in shares of Common Stock of the Company at the shares' then-current fair market value, and in accordance with Bancshares' Deferred Compensation Plan for Directors (the "Deferred Plan").

         Under the Deferred Plan, prior to the beginning of each calendar year, each director may elect to (i) receive his or her Compensation for the following year currently, or (ii) defer his or her Compensation for the following year until he or she retires, dies while still a director, becomes permanently disabled or otherwise discontinues service as a director. Each director's interest in the Deferred Plan is nonassignable, although each director may name a beneficiary to receive his or her deferred compensation in the event of the director's death.

         In addition, each non-management director receives a fee of $200 in cash for each committee meeting of Bancshares and the Bank that he or she attends. This fee is paid on the date such committee meeting is held.

         Bancshares also grants each non-management director a five-year option to purchase 625 shares of Common Stock. The exercise price of each option is the fair market value of the Common Stock on the date of grant. The option is granted on the date of the annual shareholders' meeting.

         The Board believes that the Deferred Plan provides an opportunity to strengthen the alignment of shareholders' and directors' interests. The Deferred Plan also offers the Company a means to provide for the financial security of its directors so that their services may be retained. The Board also believes that receiving shares of the Company's Common Stock as compensation will be recognized by shareholders as a commitment to maximize long-term shareholder value. The Committee will study and evaluate on an ongoing basis the amount and type of compensation paid to directors in order to maximize the alignment of the long-term interests of Bancshares' shareholders with those of the directors.

               THE STOCK OPTION AND COMPENSATION COMMITTEE REPORT

         The following report of the Stock Option and Compensation Committee of the Board of Directors of Bancshares provides information with respect to the compensation paid to Bancshares' Chief Executive Officer, Robert F. Lowe, and to its other executive officers, Messrs. Sherron and Oliver.

         Bancshares' executive compensation program is administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Bancshares. The Committee is comprised of the individuals listed at the end of this report, each of whom is a non-employee director of Bancshares and the Bank. Bancshares' compensation program for executive officers consists of the following elements: annual salary; performance-based cash awards under the Annual Incentive Plan (the "Incentive Plan"); annual grants of options under the 1996 Omnibus Stock Incentive Plan (the "1996 Plan"); annual matching contributions under the Lexington State Bank Employees' Savings Plus Plan (the "Bank Savings Plan"); and Employment Continuity Agreements. The Committee grants stock options under the 1996 Plan to the executive officers. Under the Incentive Plan, the Committee recommends to the Bank's Board of Directors the related incentive compensation amounts for executive officers. The

Committee recommends to the Bank's Board of Directors the salary levels for executive officers, and the Bank's Board of Directors determines matching contributions under the Bank Savings Plan.

         Bancshares' executive compensation program is designed to enable Bancshares to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with a representative sample of the Bank's peer groups. The Committee's strategy is to maintain a structure within the executive compensation program that strengthens the link between executive compensation, Bancshares' performance, individual performances of the executive officers and shareholder interests. In accordance with this strategy, in February 1996, Bancshares' Board of Directors adopted the Incentive Plan. Under the Incentive Plan, executive officers recommended by the Committee and approved by the Bank's Board of Directors can earn incentive compensation if Bancshares achieves the operating performance objectives approved by Bancshares' Board of Directors, and the executive officers achieve individual performance objectives. The Committee believes that the Incentive Plan motivates Bancshares executive officers to achieve Bancshares' business goals and objectives.

         The following sections of this Report describe the compensation program for executive officers in effect in 2001.

         BASE SALARY

         Base salaries for executive officers are reviewed and approved by the Bank's Board of Directors based upon recommendations by the Committee. The Committee recommends salaries based upon a review of the range of salaries earned by executive officers within a representative peer group, although there is no predetermined point within such range at which the Committee targets salaries. In determining base salaries, the Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance.

         The base salary paid to Bancshares' Chief Executive Officer, Robert F. Lowe, during 2001 reflects the base salary policies described above. Mr. Lowe's 2001 salary was at the midpoint of the range of salaries paid to the chief executive officers of the Bank's peer group. The Committee believes that Mr. Lowe's 2001 base salary, which was a 6% increase over his 2000 base salary, is consistent with the salaries paid to executives of the Bank's peer group. Mr. Lowe's 2001 total compensation, which includes his base salary plus bonus and all other compensation, was a 21.7% increase from his 2000 total compensation.

         The base salaries paid to Bancshares' other executive officers, Messrs. Sherron and Oliver, are recommended by Mr. Lowe to the Committee. The 2001 base salary paid to Mr. Sherron was at the 91st percentile of the range of salaries paid to executive officers of the Bank's peer group and is based on years of experience. Mr. Sherron's base salary during 2001 reflects a 9.2% increase over his 2000 base salary. Mr. Sherron's 2001 total compensation, which is his base salary plus bonus and all other compensation, was a 9.5% increase from his 2000 total compensation. During 2001, Mr. Oliver's base salary was at the 112th percentile of the range of salaries paid to executive officers of the Bank's peer group and is based on years of experience. Mr. Oliver's base salary during 2001 reflects an 8% increase over his 2000 base salary. Mr. Oliver's 2001 total compensation, which is his base salary plus bonus and all other compensation, was a 14.4% increase from his 2000 total compensation. Furthermore, the Committee believes that the base salaries paid to Messrs. Sherron and Oliver give fair consideration to their individual contributions and are competitive with the Bank's peer group.

         INCENTIVE COMPENSATION

         Incentive compensation awards for executive officers of Bancshares granted under the Incentive Plan are recommended by the Committee and approved by Bancshares' Board of Directors based on each executive officer's achievement of individual performance objectives. These objectives are tied to measurements of corporate objectives, such as return on average equity, return on average assets, asset growth, deposit growth, efficiency ratio and delinquency and charge off percentages, and, in some instances, other objectives that are specific to the executive officer's job function. The criteria for determining the maximum cash incentive award under the Incentive Plan is based on net income and reflects the Committee's commitment to maintaining a strong incentive compensation plan that is directly related to maximizing long-term shareholder value.

         For performance during 2001, Bancshares awarded cash incentive compensation under the Incentive Plan totaling $253,282.28 to 55 officers, which amount includes an aggregate of $36,786.13 paid to Bancshares' executive officers, consisting of, Mr. Lowe ($15,841.04), Mr. Oliver ($11,672.09) and Mr. Sherron ($9,318.00). In 2001, other participants in the Incentive Plan were key employees who, in the judgment of the Committee, made a substantial contribution to the success of Bancshares and its subsidiaries and who the Committee believes should participate in that success and be motivated to contribute to future successes. The incentive compensation awards granted to Messrs. Lowe and Sherron were based solely upon Bancshares' performance as measured by the corporate objectives set forth above and represent a payment of 14.48% of their respective 2001 maximum cash incentive awards under the Incentive Plan. The incentive compensation award granted Mr. Oliver represents a payment of 25.45% of his 2001 maximum cash incentive award under the Incentive Plan and was based on similar corporate objectives and his management of the annual budget process, investor and analyst relations and compliance with regulations promulgated by the SEC and The Nasdaq Stock Market, Inc. In addition to the corporate objectives set forth above, Mr. Oliver met all other performance objectives established for him in 2001 that were specific to his job function.

         STOCK OPTIONS

         The Committee awards stock options to executive officers as a long-term incentive to align the executives' interests with those of other shareholders and to encourage significant stock ownership. Under the 1996 Plan, the Committee grants to selected key employees options to purchase Bancshares' Common Stock at a price equal to the fair market value of Bancshares' Common Stock on the date of grant. Employees under the 1996 Plan are those key employees who, in the judgment of the Committee, are in a position to materially affect the overall success of Bancshares and its subsidiaries by reason of the nature and extent of their duties.

         In 2001, pursuant to the 1996 Plan, the Committee granted options to purchase 67,500 shares of Bancshares' Common Stock to employees of Bancshares and the Bank, including options for 10,000 shares granted to Mr. Lowe and 5,000 shares granted to each of Messrs. Oliver and Sherron. The Committee has not adopted any objective criteria that relate the level of options granted to the executive officers to performance of Bancshares or the individuals. In approving the grant to Mr. Lowe, the Committee considered numerous factors, including Bancshares' operating performance, Mr. Lowe's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was individually determinative.

         The stock options granted under the 1996 Plan become exercisable in 20% installments on each of the first five anniversaries of the date of the grant. The option recipients, including Mr. Lowe, will receive value from these grants only to the extent that the price of Bancshares' Common Stock exceeds the grant price.

         MATCHING CONTRIBUTIONS

         The Bank Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the Bank Savings Plan. The executive officers of Bancshares participate in the Bank Savings Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 15% of their compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

         At the beginning of each year, the Bank determines the amount of its matching contributions to be made during the year. In 2001, the Bank's matching contributions totaled $244,493.29, including $5,249.34 contributed to Mr. Lowe, $5,134.07 contributed to Mr. Oliver and $4,913.27 contributed to Mr. Sherron.

         EMPLOYMENT CONTINUITY AGREEMENTS

         The Company has entered into Employment Continuity Agreements (the "Agreements") with Messrs. Lowe, Oliver and Sherron, together with ten other key management employees. The Board believes that Bancshares, as a publicly held corporation, is subject to the possibility of a change in control and that such possibility may generate uncertainty on the part of the executive officers and other key management employees, which could result in their departure from Bancshares or their distraction from their operating responsibilities. Both the Committee and Bancshares' Board of Directors recognize that outstanding and committed management is essential to advancing the best interests of Bancshares and its shareholders. The Board of Directors believes that the Agreements will give Bancshares' executive officers and key management employees certain employment security, by reason of which the Board of Directors will secure their continued services in the performance of both regular duties and any extra duties required of them during periods of uncertainty. Mr. Lowe's Agreement has a two-year rolling term and the other Agreements have a one-year rolling term. Additionally, each Agreement provides for severance benefits in the event of a change of control. Under these provisions, each of Mr. Lowe, Mr. Sherron and Mr. Oliver would be entitled to an amount equal to three times his then current salary payable in thirty-six monthly installments. The remaining ten other key management employees would be entitled to an amount equal to their current annual salary payable in twelve monthly installments.

         This report is submitted by the Stock Option and Compensation Committee of the Board of Directors of Bancshares.

         STOCK OPTION AND COMPENSATION COMMITTEE:

         Robert B. Smith, Jr., Chairman
         Michael S. Albert
         Burr W. Sullivan
         Lloyd G. Walter, Jr.
         Julius S. Young, Jr.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States.

         The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the provision of the services described under the caption "All Other Fees" appearing below in this proxy statement is compatible with maintaining the principal accountant's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

         AUDIT COMMITTEE:

         Burr W. Sullivan, Chairman
         Michael S. Albert, Vice Chairman
         Marvin D. Gentry
         Walter A. Hill, Sr.
         Robert B. Smith, Jr.
         Julius S. Young, Jr.

AUDIT FEES PAID TO INDEPENDENT AUDITORS

         The aggregate fees billed for professional services rendered for the audit of the Bank's annual financial statements and quarterly review for the year ended December 31, 2001 was $50,250.

FINANCIAL SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees other than those described under the captions "Audit Fees Paid to Independent Auditors" and "All Other Fees Paid to Independent Auditors" were billed to the Company by the Company's independent auditors for professional services in fiscal year 2001.

ALL OTHER FEES PAID TO INDEPENDENT AUDITORS

         The aggregate fees billed by the principal accountant for services rendered to the Bank for the year ended December 31, 2001 for and including procedures relating to the Bank's required FDICIA internal control examination, pension plan audit, Savings Plus Plan audit, Trust Department procedures and Federal Home Loan Bank procedures amounted to $66,898. All other amounts billed for services rendered to the Bank during the year ended December 31, 2001 amounted to $40,545 and consisted of procedures related to the Human Resources Department, assistance with financial statement preparation and miscellaneous compensation, accounting and taxation issues. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Turlington and Company, L.L.P.

SECTION 16 REPORTING DELINQUENCIES

         Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of Bancshares and persons who beneficially own more than ten percent of the outstanding shares of Common Stock to file with the SEC reports disclosing their initial ownership of Common Stock, as well as subsequent reports disclosing changes in such ownership. To Bancshares' knowledge, based solely on a review of copies of such reports furnished to Bancshares and written representations that no other reports were required during the year ended December 31, 2001, the executive officers and directors of Bancshares complied with all Section 16(a) filing requirements during the year-ended December 31, 2001.

                              CERTAIN TRANSACTIONS

         Certain directors and officers of Bancshares and companies with which directors or officers are associated are customers of the Bank and as such may from time to time borrow from the Bank within prescribed limitations. Any such loans and commitments are made in the ordinary course of business, on terms no more favorable, including interest rates and collateral, than those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. The indebtedness of all directors and officers as a group represented 12.6% of Bancshares' shareholders' equity at December 31, 2001.

PROPOSAL 2:  INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of Bancshares has appointed the firm of Turlington and Company, L.L.P., for the purpose of auditing the financial statements of Bancshares and its subsidiaries for the fiscal year ended December 31, 2002, and shareholders are being asked to ratify this appointment. Turlington and Company, L.L.P., has been employed in this capacity by Bancshares since 1982. Fees charged by this firm are furnished at rates and upon terms that are customarily charged by other independent auditing firms. A representative of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF TURLINGTON AND COMPANY, L.L.P. AS INDEPENDENT ACCOUNTANTS AND AUDITORS.

                              SHAREHOLDER PROPOSALS

         Any shareholder proposal to be included in the proxy materials relating to the 2003 Annual Meeting must be received by the Secretary of Bancshares, One LSB Plaza, Lexington, North Carolina 27292, by November 20, 2002.

         In addition to any other applicable requirements, for business to be properly brought before the 2003 Annual Meeting by a shareholder, even if the proposal is not to be included in Bancshares' proxy statement, pursuant to Bancshares' Bylaws, the shareholder must give notice in writing to the Secretary of Bancshares not later than January 18, 2003. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for addressing it at the Annual Meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the number of shares of Common Stock owned of record and beneficially by such shareholder, and (iv) any material interest of the shareholder in such business.

                                  OTHER MATTERS

         The Board of Directors of Bancshares knows of no other matters intended to be presented for consideration at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            Robert F. Lowe
                                            Chairman, President and
                                            Chief Executive Officer
                                            March 19, 2002

                                DETACH HERE                               ZLSC02
--------------------------------------------------------------------------------

                              LSB BANCSHARES, INC.

                 ONE LSB PLAZA, LEXINGTON, NORTH CAROLINA 27292

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Smith, Jr. and Robert F. Lowe, and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of LSB BANCSHARES, INC. held of record by the undersigned at the close of business on March 4, 2002 at the Annual Meeting of Shareholders to be held on April 17, 2002 at 10:00 a.m., at the headquarters of LSB Bancshares, Inc., and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees for Director and for Proposal 2.

If the shareholder is a participant in the Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of shares in the dividend reinvestment account as well as shares owned of record directly by the shareholder.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

-----------------------------------------------------------------------------

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

LSB BANCSHARES, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940





                              DETACH HERE                                 ZLSC01
--------------------------------------------------------------------------------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

                         ------------------------------
                              LSB BANCSHARES, INC.
                         ------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES".

1. Election of Directors.
   (1) Leonard H. Beck            (3) Samuel R. Harris
   (2) Marvin D. Gentry           (4) David A. Smith
                                  (5) Burr W. Sullivan

                         FOR [ ]      WITHHOLD [ ]

                   [ ]______________________________________
                      For all nominees except as noted above

----------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
----------------------------------------------------------

2. Proposal to ratify the appointment of Turlington and Company, L.L.P., Certified Public Accountants, for the year ending December 31, 2002.

   [ ] FOR         [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the meeting or at any adjournment(s) thereof.

Mark box at right if an address change has been noted on the
reverse side of this card.                                                  [ ]

Please be sure to sign and date this Proxy.



Signature: _______________ Date: ______ Signature: _______________ Date: _______